Exhibit (n)(3)

                            SCUDDER VARIABLE SERIES I
                                  (the "Fund")

                           PLAN PURSUANT TO RULE 18f-3
                                    under the
                         INVESTMENT COMPANY ACT OF 1940

                          (Amended as of March 1, 2002)

                                    The Plan

1.       Introduction
         ------------

         As required by Rule 18f-3 under the Investment Company Act of 1940, as amended ("1940 Act"), this Plan describes the multi-class system for the Fund, including the separate class arrangements for distribution of shares, the method for allocating expenses to classes and any related exchange privileges applicable to the classes.

         Upon the effective date of this Plan, the Fund elects to offer multiple classes of shares, as described herein, pursuant to Rule 18f-3 and this Plan.

II.      The Multi-Class System
         ----------------------

         The following portfolios of the Fund may offer two classes of shares, Class A and Class B: Balanced Portfolio, Bond Portfolio, Capital Growth Portfolio, Global Discovery Portfolio, Growth and Income Portfolio, International Portfolio, Health Sciences Portfolio and 21st Century Growth Portfolio ("Multi-Class Portfolios"). The Money Market Portfolio shall offer only one class of shares. Shares of each class of a Multi-Class Portfolio shall represent an equal pro rata interest in that Portfolio and, generally, shall have identical voting, dividend, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications and terms and conditions, except that: (a) each class shall have a different designation; (b) each class of shares shall bear any Class Expenses, as defined by Section B, below; (c) each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its distribution arrangement; (d) each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class;
(e) each class may have separate exchange privileges; and (f) each class may have different conversion features. In addition, Class A and Class B shares shall have the features described in Sections A, B and C, below.

         A.       Distribution Plan
                  -----------------

         The Fund has adopted a Master Distribution Plan, as amended and restated, pursuant to Rule 12b-1 with respect to the Class B shares of each Multi-Class Portfolio, containing the following terms:


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                  Class B shares of each Portfolio shall reimburse Scudder
Investor Services, Inc. (the "Distributor") for costs and expenses incurred in connection with distribution and marketing of shares of the Portfolio, as provided in the Master Distribution Plan and any supplements thereto, subject to an annual limit of 0.250% of the average daily net assets of the Portfolio attributable to its Class B shares.

         B.       Allocation of Income and Expenses
                  ---------------------------------

                  1. General.
                     -------

                  The gross income, realized and unrealized capital gains and losses and expenses (other than Class Expenses, as defined below) of each Portfolio shall be allocated to each class on the basis of its net asset value relative to the net asset value of the Portfolio. Expenses to be so allocated include expenses of the Fund that are allocated to a Portfolio and are not attributable to a particular Portfolio or class of a Portfolio ("Fund Expenses") and expenses of a Portfolio not attributable to a particular class of the Portfolio ("Portfolio Expenses"). Fund Expenses include, but are not limited to, Trustees' fees, insurance costs and certain legal fees. Portfolio Expenses include, but are not limited to, certain registration fees (i.e. any State registration fees imposed on a Portfolio-wide basis and Securities and Exchange Commission registration Fees ) and, custodial fees, advisory fees and other expenses relating to the management of the Portfolio's assets.

                  2. Class Expenses.
                     --------------

                  Expenses attributable to a particular class ("Class Expenses") shall be limited to: (a) payments pursuant to the Master Distribution Plan, as amended and restated, for that class; (b) Fund transfer agent fees attributable to a specific class (c) printing and postage expenses related to preparing and distributing material such as shareholder reports, prospectuses and proxy materials to current Fund shareholders; (d) registration fees (other than those set forth in Section B1 above); (e) the expense of administrative personnel and services as required to support the Fund shareholders of a specific class; (f) litigation or other legal expenses and audit or other accounting expenses relating solely to one class of shares; (g) Trustees' fees incurred as a result of issues relating to one class of shares; and (h) shareholder or Trustees' meeting costs that relate to a specific class. Expenses described in subsection
(a) of this paragraph must be allocated to the class for which they are incurred. All other expenses described in this paragraph may be allocated as Class Expenses, but only if the Fund's President and Treasurer have determined, subject to Board approval or ratification, which of such categories of expenses will be treated as Class Expenses, consistent with applicable legal principles under the 1940 Act and the Internal Revenue Code of 1986, as amended (the "Code").

         In the event that a particular expense is no longer reasonably allocable by class or to a particular class, it shall be treated as a Fund Expense or Portfolio Expense, and in the event a Fund Expense or Portfolio Expense becomes allocable at a different level, including as a Class Expense, it shall be so allocated, subject to compliance with Rule 18f-3 and to approval or ratification by the Board of Trustees.



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         The initial determination of expenses that will be allocated as Class
Expenses and any subsequent changes thereto shall be reviewed by the Board of Trustees and approved by such Board and by a majority of the Trustees who are not "interested persons" of the Fund, as defined in the 1940 Act. Such expense allocation shall be set forth in a schedule, which shall form a part of this plan.

                  3.       Waivers or Reimbursements of Expenses
                           -------------------------------------

                  Expenses may be waived or reimbursed by the Fund's investment adviser, its principal underwriter, or any other provider of services to a Portfolio or the Fund without the prior approval of the Board of Trustees.

         C.       Exchange Privileges
                  -------------------

         Shareholders of a Multi-Class Portfolio may exchange shares of a particular class for shares of the same class in another Multi-Class Portfolio, or for shares of Money Market Portfolio, at the relative net asset values of the respective shares to be exchanged and with no sales charge, provided the shares to be acquired in the exchange are, as may be necessary, qualified for sale in the shareholder's state of residence and subject to the applicable requirements, if any, as to minimum amount. Shareholders of Money Market Portfolio may exchange their shares for shares of a Multi-Class Portfolio at the relative net asset values of the respective shares to be exchanged, provided the shares to be acquired in the exchange are, as may be necessary, qualified for sale in the shareholder's state of residence and subject to the applicable requirements, if any, as to minimum amount.

         There are currently no conversion privileges.

         D.       Board Review
                  ------------

                  1.       Approval
                           --------

                  The Board of Trustees, including a majority of the Trustees who are not interested persons (as defined in the 1940 Act) of the Fund or a Portfolio ("Independent Trustees"), at a meeting held on October 5, 1995, initially approved the Plan based on a determination that the Plan, including the expense allocation, is in the best interests of each class and Portfolio individually and of the Fund. Their determination was based on their review of information furnished to them which they deemed reasonably necessary and sufficient to evaluate the Plan.^1


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^1 The Plan, as initially approved, pertained to only the Class A and Class B shares of each of Balanced Portfolio, Bond Portfolio, Capital Growth Portfolio, Global Discovery Portfolio, Growth and Income Portfolio and International Portfolio. The Plan was amended and restated on May 1, 1999 to reflect the establishment and designation of Large Company Growth Portfolio and 21st Century Growth Portfolio. The Plan was amended and restated again on May 1, 2001 to reflect the establishment and designation of

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                  2.       Approval of Amendments
                           ----------------------

         The Plan may not be amended materially unless the Board of Trustees, including a majority of the Independent Trustees, have found that the proposed amendment, including any proposed related expense allocation, is in the best interests of each class and Portfolio individually and of the Fund. Such finding shall be based on information requested by the Board and furnished to them that the Board deems reasonably necessary to evaluate the proposed amendment.

                  3.       Periodic Review
                           ---------------

                  The Board shall review reports of expense allocations and such other information as they request at such times, or pursuant to such schedule, as they may determine consistent with applicable legal requirements.

         E.       Contracts
                  ---------

         Any agreement related to the Multi-Class System shall require the parties thereto to furnish to the Board of Trustees, upon their request, such information as is reasonably necessary to permit the Trustees to evaluate the Plan or any proposed amendment.

         F.       Effective Date
                  --------------

         The Plan, including the allocation of Class Expenses, first became effective on May 1, 1996.

         G.       Amendments
                  ----------

         The Plan may not be amended to modify materially its terms unless such amendment has been approved in the manner specified in Section D2 of the Plan.


For use on or after March 1, 2002.

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Health Sciences Portfolio. The Plan was amended and restated again on March 1,
2002 to reflect the multi-classing of Health Sciences Portfolio.


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